================================================================================

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          IRVINE SENSORS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                           IRVINE SENSORS CORPORATION


                       3001 Redhill Avenue, Building III
                          Costa Mesa, California 92626


                                                                January 25, 1999

TO THE STOCKHOLDERS OF IRVINE SENSORS CORPORATION:

  The Annual Meeting of Stockholders of Irvine Sensors Corporation will be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on Friday, February 26, 1999, at 2:00 p.m., California time.

  The Annual Report for fiscal 1998 is enclosed herewith. At the stockholders' meeting, we will discuss in more detail the subjects covered in the Annual Report as well as other matters of interest to stockholders.

  The enclosed proxy statement explains the items of business to come formally before the Annual Meeting. As a stockholder, it is in your best interest to express your views regarding these matters by signing and returning your proxy. This will ensure the voting of your shares if you do not attend the Annual Meeting.

  YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF THE COMPANY'S STOCK YOU OWN, AND ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.


                                            Sincerely yours,

                                            /s/ James Alexiou

                                            James Alexiou
                                               Chairman of the Board

                           IRVINE SENSORS CORPORATION

          Notice of Annual Meeting of Stockholders - February 26, 1999

TO THE STOCKHOLDERS OF IRVINE SENSORS CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Irvine Sensors Corporation, a Delaware corporation (the "Company"), will be held on Friday, February 26, 1999 at 2:00 p.m., California time, at The Center Club, 650 Town Center Drive, Costa Mesa, California for the following purposes:

     1.  To elect directors to serve for the ensuing year.

     2.  To approve the adoption of the Company's 1999 Stock Option Plan.

     3. To ratify the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending September 26, 1999.

     4. To transact such other business as may properly come before the Meeting or any postponement(s) or adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on December 28, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, in order to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

                                           By Order of The Board of Directors

                                           /s/ Joanne S. Carson

                                           Joanne S. Carson,
                                           Secretary

Costa Mesa, California
January 25, 1999

                          IRVINE SENSORS CORPORATION

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

                         SOLICITATION AND VOTING RIGHTS

General

  The enclosed proxy is solicited by and on behalf of Irvine Sensors Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, February 26, 1999 at 2:00 p.m., California time, or at any postponements or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Center Club, 650 Town Center Drive, Costa Mesa, California. All expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners, will be paid by the Company. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, telegram or personal call. These proxy solicitation materials were mailed on or about January 25, 1999, together with the Company's 1998 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

  The Company's principal executive offices are located at 3001 Redhill Avenue, Building III, Costa Mesa, California 92626 and its telephone number is (714) 549-8211.

Voting of Securities

  Irvine Sensors Corporation is a corporation existing and organized under the laws of the State of Delaware. The Company's Board of Directors has fixed the close of business on December 28, 1998 as the record date (the "Record Date") for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.
The Company has authorized two classes of voting securities: Common Stock (40,000,000 shares authorized) and Preferred Stock (500,000 shares authorized). As of the Record Date, there are 28,457,763 shares of Common Stock outstanding, 6,966 shares of Series B Preferred Stock outstanding, 3,964 shares of Series C Preferred Stock outstanding and 4,400 shares of Series D Preferred Stock outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the Annual Meeting.

  On each matter that may come before the Annual Meeting, each stockholder is entitled to one vote for each share of Common Stock and that number of shares of Common Stock into which the Series B Preferred Stock and Series C Preferred Stock, as the case may be, are currently convertible. The holders of outstanding Series D Preferred Stock are not entitled to vote on any matters being brought before this meeting. The Series B and C Preferred convert into 50 shares of Common Stock for each share of Preferred and the Series D Preferred convert into 100 shares of Common Stock for each share of Preferred. As a class, the Preferred Stock is entitled to 546,500 votes on each matter to come before the Annual Meeting; however, in all matters to come before the Annual Meeting, the Common Stock and the Series B and C Preferred Stock will vote together as a single class. Abstentions and broker-non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and therefore will have the effect of a negative vote. Broker-non-votes are not counted for purposes of determining whether a proposal has been approved.

  Under the Company's Certificate of Incorporation, cumulative voting is permitted in the election of directors. Under cumulative voting rules, every stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more candidates than are provided for by the By-laws at the time of voting. However, no stockholder will be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any stockholder has given notice, at the Annual Meeting and prior to the commencement of voting, of such stockholder's intention to cumulate his votes. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

  All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker "non-votes."

Revocability of Proxies

  At the Annual Meeting, valid proxies will be voted as specified by the stockholder. Any stockholder giving a proxy in the accompanying form retains the power to revoke it at any time prior to the exercise of the powers conferred in the proxy and may do so by taking any of the following actions: (i) delivering written notice to the Secretary of the Company, (ii) delivering to the Secretary of the Company a duly executed proxy bearing a later date or (iii) personally attending the Annual Meeting and revoking the proxy. A stockholder's attendance at the Annual Meeting will not revoke the stockholder's proxy unless the stockholder affirmatively indicates at the Annual Meeting the intention to vote the stockholder's shares in person. Please note, however, that if a stockholders' shares are held of record by a broker, bank or other nominee and he wishes to vote in person at the Annual Meeting, he must obtain from the record holder a proxy issued in his name.

Deadline for Receipt of Stockholder Proposals

  Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's Annual Meeting to be held in 2000 must be received by the Company no later than September 27, 1999, in order for them to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. It is recommended that stockholders submitting proposals direct them to the Secretary of the Company and utilize certified mail-return receipt requested in order to provide proof of timely receipt. No such proposals were received with respect to the Annual Meeting scheduled for February 26, 1999.


                                 PROPOSAL NO. 1
                      NOMINATION AND ELECTION OF DIRECTORS

Nominees

  Although the By-laws provide for a board of ten directors, the Company proposes that a board of eight directors be elected at the Annual Meeting. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. The Board has the power between meetings of stockholders to elect directors to fill vacancies thus created and the Board is presently seeking candidates to fill one or more of these vacancies. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them FOR the Company's eight nominees named below, all of whom are presently directors of the Company elected by the stockholders.
Proxies cannot be voted for a greater
number of persons than the number of nominees named. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting or any postponements or adjournments thereof, the Proxies will be voted for any substitute nominee who shall be designated by the Proxy holders or Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the Proxy holders intend to vote all Proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the Proxy holders. Accordingly, the Company seeks discretionary authority to cumulate votes. It is not expected that any nominee will be unable or will decline to serve as director.

Required Vote

  Directors are elected by a plurality of the votes present and in person or represented by proxy and entitled to vote on the proposal. Votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. A broker-non-vote will not be treated as entitled to vote on this matter.

       The Board recommends voting "FOR" the eight nominees listed below.

  The names of the Company's nominees for director, their ages as of February 26, 1999 and certain information about them, are set forth below:

  Name                         Age    Position with Company/Principal Occupation
  ----                         ---    ------------------------------------------

  James Alexiou(1)(2)           66      Chairman of the Board

  James D. Evert                56      President, Chief Executive Officer and a
                                        Director

  John C. Carson                60      Senior Vice President, Chief Technical
                                        Officer and a Director

  Joanne S. Carson              60      Director and Secretary

  Marc Dumont(1)                55      Director

  Walter Garrigan(2)            72      Director

  Frank P. Ragano(1)            70      Director

  Vincent F. Sollitto, Jr.(2)   50      Director

--------------------
(1)   Member of Compensation Committee.
(2)   Member of Audit Committee.


  Mr. Alexiou is a co-founder of the Company and has served as Chairman of the Board and a director since its inception in 1974. He also served as the Company's President from 1974 until September 1992 and its Chief Executive Officer from 1974 until he retired from this position in September 1994. He was subsequently re-elected to the positions of President and Chief Executive Officer in October 1996 but resigned those positions in January 1997. Mr. Alexiou also serves as Chairman of the Board of MicroSensors, Inc. ("MSI") a wholly owned subsidiary of the Company (since October 1997) and Novalog, Inc.("Novalog") a subsidiary of the Company in which the Company is the majority stockholder (since October 1996). Mr. Alexiou is also President of the Orange County Philharmonic Society. Mr. Alexiou holds a B.S. in business management and an M.A. in economics from Boston University.

  Mr. Evert has been President, Chief Executive Officer and a director of the Company since February 1997. He also serves in those capacities for Novalog since February 1997 and as a director of MSI since October 1997. Prior to joining the Company, Mr. Evert was an independent management consultant. In that role from December 1993 until January 1995, he assisted Fujitsu Microelectronics, Inc. in the formation of a graphics product subsidiary and subsequently served as Vice-President of that unit from January 1995 to February 1996. Mr. Evert is a graduate of Syracuse University with a B.S. degree in Electrical Engineering.

  Mr. Carson is a co-founder of the Company and has served as a Senior Vice President since the Company's inception in 1974 and a director since April 1982. He was elected Chief Technical Officer in February 1997. Mr. Carson also serves as a director of MSI (since October 1997). Mr. Carson has been awarded 15 patents for smart sensors, 3D packaging and single processing architectures, including neural networks. Mr. Carson holds a B S. in Physics from the Massachusetts Institute of Technology.

  Mrs. Carson has been a director of the Company since its inception and became the Company's Secretary in December 1981. Mrs. Carson holds a degree in Business from the Chandler School for Woman.

  Mr. Dumont became a director of the Company in April 1994. Mr. Dumont has been an international consultant and investment banker for more than five years. Mr. Dumont is also on the Board of Directors of Novalog since October 1996.
From January 1981 to March 1995, Mr. Dumont was President of PSA International S.A., a PSA Peugeot Citroen Group company. Mr. Dumont is a graduate of the University of Louvain, Belgium with degrees in Electrical Engineering and Applied Economics and holds an MBA from the University of Chicago.

  Mr. Garrigan served as a director of the Company from February 1989 until he retired in 1994. He was re-elected to the Board in February 1997. Mr. Garrigan is a retired investment banker and financial consultant. Mr. Garrigan holds AB and Juris Doctor degrees from Rutgers University and is a member of the Bar of the District of Columbia.

  General Ragano became a director of the Company in June 1985. Since December 1988, General Ragano has been Chairman and Chief Executive Officer of CMS, Inc., a manufacturer of defense munitions. General Ragano is also on the Board of Directors of MSI (since October 1997). General Ragano holds a B.S. degree from Duquesne University and an MBA from Syracuse University.

  Mr. Sollitto has been a director of the Company since October 1997. He is Chief Executive Officer of Photon Dynamics, Inc., a position he has held since June 1996. Prior to joining Photon Dynamics, Mr. Sollitto was with Fujitsu Microelectronics, Inc. ("FMI") from September 1993 to February 1996 as General Manager of its Business Unit Operations. A graduate of Tufts College, Mr. Sollitto holds a B.S. degree in Electrical Engineering.

  Directors and officers are elected on an annual basis. The term of each director expires at the Company's next annual meeting of stockholders or at such time as his or her successor is duly elected and qualified. Officers serve at the discretion of the Board of Directors.

  There are no family relationships between any director, executive officer or other key personnel and any other director, executive officer or other key personnel of the Company, other than between John C. Carson and Joanne S. Carson, who are husband and wife.

Compensation of Directors

  Directors who are employees of the Company are not separately compensated for their services as directors or as members of committees of the Board of Directors. During fiscal 1998, directors who were not employees of the Company received $1,600 for each board meeting attended and were reimbursed for reasonable travel and other expenses. No compensation is paid for attendance at meetings of the committees of the Board of Directors.

Board Meetings and Committees

  The Board of Directors held a total of four meetings during the fiscal year ended September 27, 1998 and took 10 actions by unanimous written consent. No director attended fewer than 75% of the meetings of the Board of Directors or committees of which he or she was a member during the fiscal year ended September 27, 1998.

  The Audit Committee of the Board of Directors met once during the fiscal year ended September 27, 1998. This Committee reviews the independence of the Company's independent certified public accountants, recommends the engagement and discharge of independent accountants and reviews accounting policies, internal accounting controls and results of audit engagements. During fiscal 1998, neither the Board of Directors nor the Company's independent certified public accountants raised any issues with respect to matters which required formal review.

  The Compensation Committee of the Board of Directors met four times during the fiscal year ended September 27, 1998. This Committee makes recommendations to the Board of Directors as to the salaries of officers, administers the Company's executive bonus programs and recommends to the Board the award of stock options to key employees, officers and directors.

  The Company does not have a nominating committee or any committee performing the functions of a nominating committee.

Executive Officers

  The names of the Company's executive officers who are not also directors of the Company and certain information about each of them are set forth below:

  Mr. John J. Stuart, age 59, joined the Company in January 1983 as its Manager of Special Projects and Communications, became the Company's Chief Financial Officer and Treasurer in July 1985, and a Vice President in June 1995. He relinquished the position of Treasurer in February 1995. Effective October 1998, Mr. Stuart re-assumed the position of Treasurer in addition to his other responsibilities. Mr. Stuart is also a member of the Board of Directors and is Vice President of Finance and Chief Financial Officer of both Novalog (since October 1995) and MSI (since October 1997). Mr. Stuart has also been Chief Financial Officer of Imagek since its organization in August 1998. Mr. Stuart holds a B.S. in Industrial Management from the Massachusetts Institute of Technology.

  Mr. Floyd Eide, age 62, joined the Company in August 1997 as Vice
President and General Manager - MicroElectronics Division. From November 1987 to August 1997, Mr. Eide was Chief Operating Officer and Vice President, Engineering of Dense-Pac Microsystems Inc. He is a graduate of Fairleigh Dickenson University with a M.S. in Solid State Physics and a B.S. in Physics.

                                PROPOSAL  NO. 2
                        1999 IRVINE SENSORS CORPORATION
                               STOCK OPTION PLAN


     In 1991, the Company adopted the 1991 Stock Option Plan (the "1991 Plan") under the terms of which options to purchase up to 675,000 shares of Common Stock may be granted. As of September 27, 1998, an aggregate of 322,400 shares of Common Stock have been purchased through exercise of options granted under the 1991 Plan and 259,800 options pursuant to the 1991 Plan remain outstanding. In 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Plan") under the terms of which options to purchase up to 700,000 shares were originally authorized. In February 1998 a vote of shareholders authorized an increase of the shares issuable pursuant to the 1995 Plan to an aggregate of 1,650,000 shares. As of September 27, 1998, 8,300 shares of Common Stock have been purchased through exercise of options under the 1995 Plan and options to purchase 1,641,000 shares are outstanding pursuant to the 1995 Plan. It has been determined by the Board that the nominal number of shares available for grant pursuant to the 1991 Plan and the 1995 Plan do not provide adequate flexibility for the Company to continue to attract, motivate and retain key employees deemed essential to its business plan. Accordingly, the Board has authorized the creation of a 1999 Stock Option Plan (the "1999 Plan" or the "Plan") permitting the grant of up to 1,000,000 incentive or non-statutory stock options in the discretion of the Plan Administrator.

     The Company intends to register the 1999 Plan on Form S-8 under the Securities Act of 1933 as soon as practicable after receiving shareholder approval.


Summary of the 1999 Stock Option Plan

     The text of the 1999 Plan is set forth in Exhibit A to this Proxy Statement. The following is intended to be a summary of the 1999 Plan's principal terms and does not purport to be a complete statement of the plan's terms. It is subject to and qualified in its entirety by reference to Exhibit A.

     General.  The  1999 Plan provides for the grant of up to 1,000,000
     -------
incentive stock options and nonstatutory stock options as approved by the Board of Directors or a committee thereof (the "Committee") Incentive stock options granted under the 1999 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1999 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Consequences" for a discussion of the tax treatment of incentive and nonstatutory stock options.

     Purpose. The purpose of the 1999 Plan is to attract and retain the best
     -------
personnel, provide additional incentive to the employees of the Company, and to promote the success of the Company's business and to enable the employees to share in the growth and prosperity of the Company by providing them with an opportunity to purchase stock in the Company on favorable terms.

     Eligibility. The Board (or the Committee, if so authorized by the Board)
     -------------
may, in its discretion, grant one or more Incentive Stock Options under the Plan to any employee of the Company or its Affiliated Companies, including any employee who is a Director of the Company or of any of its Affiliated Companies presently existing or hereafter organized or acquired. Such Incentive Stock Options may be granted to one or more such employees without being granted to other eligible employees, as the Board (or Committee) may deem fit.

     No incentive option may be granted under the 1999 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock processing more than 10% of the total combined voting power of the company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of the grant, and the term of the option does not exceed ten years from the date of grant. For incentive stock options granted under the 1999 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an Optionee during any calendar year, may not exceed $100,000.

     The Board (or the Committee, if so authorized by the Board), may, in its discretion, grant one or more Nonstatutory Stock Options under the Plan to any employee, including officers or directors of the Company or any Affiliated Company, any director of the Company or any Affiliated Company, or any consultants or advisors of the Company or any Affiliated Company presently existing or hereafter organized or acquired. Such Nonstatutory Stock Options may be granted to one or more such persons without being granted to other eligible persons, as the Board may deem fit.

     Administration.  The 1999 Plan shall be administered by the Board of
     --------------
Directors of the Company. The Board shall have sole authority, in its absolute discretion, to determine which of the eligible persons of the Company and its Affiliated Companies shall receive Options, and, subject to the express provisions and restrictions of the 1999 Plan, shall have sole authority, in its absolute discretion, to determine the time when Options shall be granted, the terms and conditions of an Option other than those terms and conditions fixed under this Plan, the number of shares that may be issued upon exercise of an Option and the means of payment for such shares, and shall have authority to do everything necessary or appropriate to administer the 1999 Plan. The Board of Directors is authorized to delegate the administration of the 1999 Plan to a committee. The Board or the committee, as the case may be, is referred to as the "Administrator".

     Number of Shares Subject to the 1999 Plan.  The maximum aggregate number of
     -----------------------------------------
shares that may be optioned and sold under the 1999 Plan is 1,000,000 shares of authorized Common Stock of the Company. This constitutes an absolute cumulative limitation on the total number of shares that may be optioned under the Plan. All shares to be optioned and sold under the 1999 Plan may be either authorized but unissued shares or shares held in the treasury.

     Option Price.  The Option Price for Incentive Stock Option shares of Common
     -------------
Stock to be issued under the 1999 Plan shall be not less than 100% of the fair market value of such shares on the date on which the Option covering such shares is granted by the Board, except that if on the date on which such Incentive Stock Option is granted the Optionee is a Restricted Stockholder, then such Option Price shall be not less than 110% of the fair market value of the shares of Common Stock subject to the Option on the date such Option is granted by the Board . The fair market value of shares of Common Stock for all purposes of the Plan is to be determined by the Board in its sole discretion, exercised in good faith.

          The Option Price for Nonstatutory Stock Option shares of Common Stock to be issued under the 1999 Plan shall be determined by the Board and shall not be less than 100% of the fair market value of such shares on the date on which the Option covering such shares is granted by the Board . The fair market value of shares of Common Stock for all purposes of the 1999 Plan is to be determined by the Board in its sole discretion, exercised in good faith.

     Term of Plan.  The 1999 Plan shall become effective upon February 26, 1999,
     ------------
and shall continue in effect until February 26, 2009, unless terminated earlier by action of the Board. No Option hereunder may be granted after February 26, 2009.

     Exercise of Option.  Options under the 1999 Plan terminate within such
     -------------------
period determined by the Administrator up to 30 days after the grantee ceases to be employed by the Company, provided, however, that the board may extend such 30-day period for a period up to the applicable Fifth Anniversary Date with respect to non-statutory stock options, unless (i) the termination of employment is due to such person's permanent and total disability (as defined by the Code), in which case the option may be exercised at any time within 12 months of that termination; (ii) the optionee dies while employed by the Company, in which case the option may be exercised within such period determined by the Administrator between six and 12 months of the optionee's death by the person or persons to whom the rights to such option passed by will or by the laws of descent and distribution.

     Adjustment Upon Changes in Capitalization.  In the event that a change,
     ------------------------------------------
such as a stock split, reverse stock split, stock dividend, reorganization, recapitalization or reclassification is made in the Company's capitalization which effects the Company's Common Stock, appropriate adjustment will be made in the exercise price of outstanding options and in the number of shares available for issuance under the 1999 Plan upon proper authorization of the Board.

     Nontransferability of Options.  An option is nontransferable by the
     ------------------------------
optionee, other than by will or the laws of dissent and distribution, and is exercisable only by the optionee during his or her lifetime, or in the event of death of the optionee, a person who has acquired the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

     Amendment and Termination of the Plan.  The Board of Directors may amend
     --------------------------------------
the 1999 Plan at any time or from time to time or may terminate the 1999 Plan without approval of the stockholders; provided, however, that approval of the holders of the majority of the outstanding shares of the Company's stock is required for any amendments to the 1999 Plan which increase the number of shares which may be optioned thereunder, or adversely affects an optionee's rights under the 1999 Plan with respect to any option granted prior to the adoption of the amendment. In any event, the 1999 Plan will terminate on February 26, 2009, provided that any options then outstanding under the Plan shall remain outstanding until they expire by their terms.

Federal Income Tax Consequences
-------------------------------

     The federal tax consequences of options are complex and subject to change. The following discussion is only a summary of the general rules applicable to options. A taxpayer's particular situation may be such that some variation of the general rules may be applicable.

     Incentive Stock Options.  Favorable federal income tax treatment is
     ------------------------
provided for stock options which qualify as "incentive stock options" under section 422 of the Code.

     The discussion in this Proxy Statement of the federal income tax consequences associated with incentive stock options is based on the Code, temporary and proposed regulations, and, where the Company believes it is reasonable and appropriate, prior regulations and rulings.

     Grant.  There are no federal income tax consequences to the optionee by
     ------
reason of the grant of an incentive stock option.

     Exercise.  Upon exercise of an incentive stock option, the optionee does
     ---------
not recognize taxable income. The amount by which the fair market value of the stock acquired at the time of exercise exceeds the option price is an item of tax preference, subject to the alternative minimum tax (see "Alternative Minimum Tax" below).

     Disposition.  A disposition includes any transfer of legal title, such as a
     ------------
transfer by sale, exchange or gift, but it does not include a transfer into joint ownership with right of survivorship if the optionee remains one of the joint owners, a pledge, a transfer by request or inheritance, an exchange of common stock for common stock in the same corporation, an exchange of stock in a tax-free reorganization or a transfer by an insolvent individual to a fiduciary in a bankruptcy or similar proceeding. However, changes in the tax laws designed to prevent the "pyramiding" or exercises of incentive stock options provide that if an optionee exchanges stock acquired through the exercise of an incentive stock option as payment of the exercise price of any other incentive stock option, then such exchange will be treated as a disposition of such stock and will be a disqualifying disposition unless the applicable holding periods of such stock were met (see "Disqualifying Disposition" below).

     The federal income tax consequences of disposing of stock acquired through the exercise of an incentive stock option depend on the timing of the disposition in relation to the dates on which the option was granted and exercised.

     Qualifying Disposition.  If the optionee holds stock acquired through
     -----------------------
exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year from the date on which the shares were transferred to the optionee upon exercise of the option, any gain or loss on a subsequent disposition of such stock will be taxed to the optionee as a long-term capital gain or loss equal to the difference between the amount received upon such disposition and the optionee's basis in such stock.

     Disqualifying Disposition.  If the optionee disposes of the stock before
     --------------------------
the expiration of either holding period described above, and the transaction is one in which any loss, if sustained, would be recognized under the Code, then, in general, at the time of disposition the optionee will recognize taxable ordinary income equal to the lesser of the excess, if any, of the stock's fair market value on the date of exercise over the optionee's basis in the stock, or the optionee's actual gain, if any, on the purchase and sale (i.e., the excess, if any, of the amount received upon disposition over the optionee's basis in the stock.) Somewhat different rules apply to persons subject to section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act").

     If the amount received upon disposition exceeds the stock's fair market value on the date of exercise, then the optionee will have capital gain to the extent of such excess. If the optionee has incurred a loss on the purchase and sale, then the optionee will realize no ordinary income and the loss will be a capital loss. Such capital gain or loss will be long-term or short-term depending on whether the stock was held for more than the applicable long-term capital gains holding period.

     If the optionee disposes of the stock before the expiration of either holding period described above, and the transaction is one in which loss is not recognized under the Code (for example, the sale of the stock to the optionee's spouse), then the optionee will realize ordinary income equal to the excess, if any, of the stock's fair market value on the date of exercise over the optionee's basis in the stock. The optionee will have capital gain to the extent of the excess, if any, of the amount received upon disposition over the stock's fair market value on the day of exercise, which capital gain will be long-term or short-term depending on whether the stock was held for more than the applicable long-term capital gains holding period from the date of exercise. If the amount received upon disposition is less than the stock's fair market value on the date of exercise, the optionee will still have ordinary income equal to the excess, if any, of the stock's fair market value on the date of exercise over the optionee's basis in the stock; however, no loss will be recognized, and the ultimate tax consequences to the optionee will be determined under the section of the Code which governs such nonrecognition.

     Consequences to the Company.  There are no federal income tax consequences
     ----------------------------
to the Company by reason of the grant or exercise of an incentive stock option. To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness and the satisfaction of any income tax withholding obligation) to a corresponding business expense deduction in the tax year in which the disposition occurs. Otherwise, there are no federal income tax consequences to the Company by reason of the disposition of stock acquired through exercise of an incentive stock option.

     Alternative Minimum Tax.  The exercise of an option of disposition of stock
     ------------------------
acquired on such exercise may give rise to two types of tax preference items which could potentially subject the optionee to the alternative minimum tax (or additional alternative minimum tax if the optionee is already subject to such tax). The difference between the exercise price of an incentive stock option and the fair market value of the stock on exercise is an item of tax preference.

     The alternative minimum tax is imposed only if and to the extent it exceeds the optionee's regular tax for the taxable year.

     Nonstatutory Stock Options.  Nonstatutory stock options granted under the
     ---------------------------
1999 Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the option price. The income realized by the optionee will be subject to income tax withholding by the Company out of the current earnings paid to the optionee. If such earnings are insufficient to pay the tax, the optionee will be required to make a direct payment to the Company for the tax liability.

     Notwithstanding the foregoing, the holder of a nonstatutory option will not recognize income at the time such option is exercised if sale of the shares is received upon exercise of the option at a profit would subject him to possible liability under section 16(b) of the Exchange Act. This section applies only to officers, directors and 10% stockholders of the Company. In this case, the optionee may not recognize ordinary income until the restrictions imposed by section 16(b) of the Exchange Act with respect to such shares lapse. The amount of ordinary income recognized will be the excess of the fair market value of the shares at the time such restrictions lapse over the exercise price. The optionee may avoid this deferral provision by filing an election under section 83(b) of the Internal Revenue Code within 30 days after the nonstatutory stock option is exercised. If such an election is filed, the optionee will be taxed at the same time and in the same manner as would a holder of a nonstatutory stock option who is not subject to the provisions of section 16(b) of the Exchange Act.

     Upon a resale of any shares acquired pursuant to the exercise of a nonstatutory stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and will qualify for long-term gain or loss treatment if the shares have been held for more than six months at the date of their disposition. The optionee's basis for determination of gain or loss upon any subsequent disposition of shares acquired upon the exercise of a nonstatutory stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option.

     In general, there will be no federal tax consequences to the Company upon the grant or termination of a nonstatutory stock option or sale or disposition of the shares acquired upon exercise of a nonstatutory stock option. However, upon the exercise of a nonstatutory stock option, the Company will be entitled to a deduction to the extent and in the year that ordinary income from the exercise of the option is recognized by the optionee, provided the Company has satisfied its withholding obligations under the Code.

Required Vote

     The affirmative vote of the holders of a majority of the voting shares represented and voting at the Annual Meeting is required to approve the 1999 Stock Option Plan. Unless marked to the contrary, proxies received will be voted FOR the Company's 1999 Stock Option Plan.

     The Board of Directors of the Company recommends a vote FOR the approval of the Company's 1999 Stock Option Plan.


                                 PROPOSAL NO. 3
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the accounting firm of Grant Thornton LLP to serve as the Company's independent accountants for the fiscal year ending September 26, 1999. A representative of Grant Thornton LLP is expected to attend the Annual Meeting and will be available to respond to stockholders' questions or make a statement if he desires to do so.

     Accounting services provided by Grant Thornton LLP in fiscal 1998 included the examination of the Company's consolidated financial statements for the fiscal year ended September 27, 1998 and the review of various filings with the Securities and Exchange Commission.

Required Vote

     The affirmative vote of the holders of a majority of the voting shares represented and voting at the Annual Meeting is required to approve the ratification of appointment of Grant Thornton LLP as the Company's independent accountants for the fiscal year ending September 26, 1999. Unless marked to the contrary, proxies received will be voted FOR the ratification of appointment of Grant Thornton LLP.

     The Board of Directors of the Company recommends a vote FOR the ratification of appointment of Grant Thornton LLP as the Company's independent accountants for the fiscal year ending September 26, 1999.

                               OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth as of December 28, 1998, the number and percentage of Common and Preferred Stock owned by (i) persons known by the Company to beneficially own more than 5% of an outstanding class of voting securities, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. The Company knows of no arrangements that will result in a change in control subsequent to the date hereof. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown, subject to community property laws, where applicable.

                   Amount and Nature of Beneficial Ownership

                                             Sole Voting       Shared Voting                Percent
                                Title of    or Investment      or Investment    Aggregate     of
Name                              Class         Power             Power(1)        Amount    Class(2)
----                            ---------   -------------      -------------   ----------   --------

James Alexiou                   Common      1,153,636(3)        2,263,700(4)    3,417,335     11.44%
3001 Redhill Ave., Bldg. III    Preferred           -              10,930          10,930    100.00%
Costa Mesa, California

James D. Evert                  Common        127,563                   -         127,563          (7)
3001 Redhill Ave., Bldg. III
Costa Mesa, California

John C. Carson (5)              Common        859,822(3)        2,263,700(4)    3,123,522     10.46%
3001 Redhill Ave., Bldg. III    Preferred           -              10,930          10,930    100.00%
Costa Mesa, California

Joanne S. Carson (5)            Common        274,543                   -         274,543          (7)

Marc Dumont                     Common         54,665(6)                -          54,665          (7)

Walter Garrigan                 Common              -                   -               -

Frank P. Ragano                 Common         53,701(8)                -          53,701          (7)

Vincent F. Sollitto, Jr.        Common              -                   -               -

John J. Stuart, Jr.             Common        296,833           2,263,700(4)    2,560,533      8.82%
3001 Redhill Ave., Bldg. III    Preferred           -              10,930          10,930    100.00%
Costa Mesa, California

All directors and
executive officers              Common      2,077,895(3)(6)(8)  2,263,700(4)    4,341,595     17.97%
as a group (10 persons)         Preferred           -              10,930          10,930    100.00%

________________________
(1) Such shares of Common and Series B and Series C Preferred Stock are held by the Company's Stock Bonus Plan; the named individual shares the power to vote and dispose of such shares.
(2) Percentages have been calculated based upon the number of outstanding shares on December 28, 1998 plus Common Stock deemed outstanding at such date pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.
(3) Includes 826,200 shares issuable to R & D Leasing Ltd. ("RDL") upon exercise of common stock warrants, all of which are currently exercisable, as to which the named individual, a general partner of RDL, may be deemed to be the beneficial owner.

(4) Includes 1,717,200 shares of Common Stock and 546,500 shares issuable upon conversion of Series B and Series C Preferred Stock, all of which are held by the Company's Stock Bonus Plan, by virtue of the named individual's shared power to vote and dispose of such shares.
(5) The amounts and percentages for each of John C. Carson and Joanne S. Carson, who are husband and wife, exclude amounts held by the other spouse as separate property.
(6) Includes 21,665 shares issuable upon exercise of currently exercisable common stock options.
(7)  Less than 1%.
(8) Includes 11,666 shares issuable upon exercise of currently exercisable common stock options.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a class of the Company's equity securities registered under the Exchange Act, to file with the Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of this information, including written representations that no other reports were required, the Company believes that during the fiscal year ended September 27, 1998, each of the Company's executive officers, directors and holders of ten percent or more of the Company's Common Stock timely filed all reports required to be filed pursuant to Section 16(a) of the Exchange Act.

                            EXECUTIVE COMPENSATION

Compensation of Executive Officers

     For fiscal years ended September 27, 1998, September 28, 1997, and September 29, 1996, the compensation awarded or paid to, or earned by the Company's Chief Executive Officer, and each of the three other executive officers of the Company whose annual salary and bonus exceeded $100,000 in fiscal 1998 (the "Named Executive Officers"), is shown in the following table:

                          Summary Compensation Table

                                                                              Long Term Compensation
                                                                          -------------------------------
                                               Annual Compensation               Awards           Payouts
                                         ------------------------------   ---------------------   -------
                                                                  Other
                                                                 Annual   Restricted
Name and                                                        Compen-        Stock   Options/      LTIP    All Other
Principal                       Fiscal                           sation       Awards       SARs   Payouts    Compensa-
Position(s)                      Year    Salary($)   Bonus($)    ($)(1)          ($)        (#)       ($)   tion($)(2)
-----------                     ------   ---------   --------   -------   ----------   --------   -------   ----------
James D. Evert                   1998     200,000      77,700     1,392            -    200,000          -      15,974
President and Chief              1997      92,288      47,500         -        7,500    300,000          -       8,770
Executive Officer                1996           -           -                      -          -          -           -

John C. Carson                   1998     146,500       8,240     3,229            -     50,000          -      25,124
Senior Vice President            1997     146,500           -     3,865            -    100,000          -      14,255
                                 1996     146,500           -     1,080            -          -          -      18,033

John J. Stuart, Jr.              1998     120,000      10,360     7,552            -     50,000          -      12,660
Vice President, Treasurer        1997     120,000           -     5,091            -    100,000          -      11,888
Chief Financial Officer          1996     120,000           -     1,044            -          -          -      16,050

Floyd L. Eide                    1998     120,000       7,500         -            -          -          -      15,971
Vice President                   1997      13,848           -         -            -    100,000          -         945

___________________________
(1) As permitted by the rules promulgated by the SEC, no amounts are shown for "perquisites," where such amounts for the Named Executive Officers do not exceed the lesser of 10% of the sum of such executive bonus salary or $50,000.
(2) Amounts in this column represent the value of shares contributed to the named individual's account in the Employee Stock Bonus Plan. See "Employee Stock Bonus Plan."

Employment Agreements

     The Company had no employment agreements with any of its executive officers during the fiscal year ended September 27, 1998 and has not entered into any such agreements in the current fiscal year.

Option Grants

     The following table sets forth certain information regarding grants of stock options made during the fiscal ended September 27, 1998 to the Named Executive Officers. No stock appreciation rights ("SARs") were granted during fiscal 1998.

                    Options Granted During Last Fiscal Year

                                                 Individual Grants                Potential Realizable
                                     -----------------------------------------      Value at Assumed
                        Number of      % of Total                                Annual Rates of Stock
                       Securities       Options                                  Price Appreciation for
                       Underlying      Granted to     Exercise or                     Option Term(3)
                         Options      Employees in    Base Price    Expiration   ----------------------
Name                    Granted(1)   Fiscal Year(2)    ($/Share)       Date        5% ($)      10% ($)
----                   -----------   --------------   -----------   ----------   ----------   ---------
James D. Evert            200,000         28.5%         1.5937      02/26/2002     50,200      105,500

John C. Carson             50,000          7.1%           1.50      05/06/2002     11,800       24,800

John J. Stuart, Jr.        50,000          7.1%           1.50      05/06/2002     11,800       24,800

_______________
(1) Options granted become exercisable at the rate of 33% annually over a three year period after one year from the date of grant.
(2) Based on an aggregate of 701,500 options granted under the Company's option plans in the fiscal year ended September 27, 1998.
(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option vesting period and the date on which the options are exercised.


Option Exercises During Last Fiscal Year and Fiscal Year-End Values

          The following table contains information relating to the exercise of stock options granted under the 1991 and 1995 Stock Option Plans by the Named Executive Officers in fiscal 1998, as well as the number and value of their unexercised options as of September 27, 1998.

              Aggregated Option Exercises During Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                        Number of
                                                  Securities Underlying         Value of Unexercised
                                                   Unexercised Options          In-the-Money Options
                        Shares       Value       at Fiscal Year End(#)(2)      at Fiscal Year End($)(3)
                      Acquired on   Realized   ---------------------------   ---------------------------
Name                  Exercise(#)    ($)(1)    Exercisable   Unexercisable   Exercisable   Unexercisable
----                  -----------   --------   -----------   -------------   -----------   -------------
James D. Evert                  -          -      75,000        425,000         22,500        108,800

John C. Carson                  -          -      33,333        116,667         27,300         69,700

John J. Stuart, Jr.             -          -      33,333        116,667         27,300         69,700

----------------------------
(1) Represents the fair market value of the Company's Common Stock on the date of exercise (based on the closing sales price reported on the Nasdaq SmallCap Market or the actual sales price if the shares were sold by the optionee), less the exercise price, and does not necessarily indicate that the shares were sold by the optionee.
(2)  Includes both in-the-money and out-of-the money options.
(3) Fair market value of the Company's Common Stock on the last trading day of fiscal 1998 ($1.80 per share), less the applicable exercise prices, multiplied by the number of options.

Employee Stock Bonus Plan

     All of the Company's employees are eligible to participate in the Employee Stock Bonus Plan, which has been established by the Company in lieu of a retirement plan. Employees are enrolled in the plan as of the day following the date on which the employee completes at least one hour of work. In order to share in the Company's contribution to the Plan in any Plan year, an employee must have worked a minimum of 1,000 hours during the Plan year, and be employed by the Company at the end of the Plan year. To date, the Plan has been funded only with previously unissued shares of the Company's Common and Preferred stock; thus the Company has not incurred any cash expense in connection therewith. The Plan's assets are allocated annually to the participating employees' accounts in the respective ratios that each participating employee's compensation bears to the total compensation of participating employees. An employee's participation in the Plan terminates on his retirement, disability or death, at which time the employee will receive that portion of his account which has vested. Generally, an employee's account vests at a rate of 20% per year after completing three years of employment and is 100% vested after seven years of employment. All executive officers named in the Summary Compensation Table participate in the Company's Employee Stock Bonus Plan. In the fiscal years ended September 27, 1998, September 28, 1997 and September 29,1996, the Company contributed 333,300, 347,600 and 172,900 shares of Common Stock, respectively, to the Plan, valued at $500,000, $445,500 and $687,400, respectively, as of the date of contribution.

     The value of contributions to the accounts of the Named Executive Officers for the fiscal year ended September 27, 1998 has been included in "All Other Compensation" in the Summary Compensation Table.

     The Company maintains an Executive Compensation Retirement Plan wherein certain executives may receive compensation based on a combination of age, length of service and a percentage of average salary during the 36 months preceding their retirement date. Mr. Alexiou was eligible to receive such compensation in fiscal 1998.

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended September 27, 1998, Messrs. Alexiou, Dumont and Ragano served as members of the Compensation Committee. During fiscal 1998, all of the members of the Compensation Committee were non-employee directors. None of the Company's executive officers has, during fiscal 1998, served on the Board of Directors or the compensation committee of any other entity, any of whose officers served either on the Board of Directors or the Compensation Committee of the Company.

Compensation Committee Report/1/

     The Company's executive compensation philosophy is to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that in large part reward individual contributions as well as including a component that recognizes overall corporate performance. In addition, long-term equity compensation is awarded to align the interests of management and stockholders. The Company provides executive officers (and key employees) of the Company with a substantial economic interest in the long-term appreciation of the Company's stock through the grant of stock options and participation in the Employee Stock Bonus Plan, subject to vesting restrictions.

     To further these objectives, the compensation program for executive officers generally consists of four components: (i) base cash salaries, (ii) annual cash bonus plans (iii) stock options, and (iv) employee retirement plan. Total compensation paid by the Company to its executive officers is designed to be competitive with the compensation packages paid to the management of comparable companies in the electronic manufacturing industry. The Committee generally evaluates corporate and individual performance based on factors such as achieving profitability, increasing stockholders' value and continued growth. As a result, a significant component of the evaluation involves a subjective assessment of qualitative factors. Moreover, the Committee does not base its considerations on any single performance factor, nor does it specifically assign relative weight to factors, but rather considers a mix of factors and evaluates the Company and individual performance against that mix.

Base Salaries

     The Committee approves salary changes for executive officers in accordance with the salary administrative policy. Salary adjustments are generally made following the end of the fiscal year. The salary administrative policy is a long-standing one that is periodically reviewed by the Committee. The policy reflects both performance objectives and accomplishments and competitive salary data of other Companies. Adjustments to base salaries are recommended on the basis of these factors.

Cash Bonuses

     Cash bonuses are awarded based on the achievement of corporate and individual goals recommended by the Chief Executive Officer and approved by the Compensation Committee and Board of Directors, as well as the financial condition and prospects for the Company. Under the bonus plan applicable to executive officers, award levels range from zero to 50% of base salaries. For the fiscal 1998 year, which ended September 27, 1998, Mr. Evert earned a bonus of $77,700. See "--Chief Executive Officer Compensation." Other executive officers earned bonuses for the fiscal 1998 year as follows: Mr. John Carson earned a bonus of $8,240, Mr. John Stuart earned a bonus of $10,360, and Mr. Floyd Eide earned a bonus of $7,500.

Stock Options

     Long-term equity incentives are granted to executive officers and other selected employees from time to time on a discretionary basis. Options are typically granted with an exercise price equal to the Common Stock's market value on the date of grant, and generally become incrementally exercisable after one year of continued employment following the grant date and expire three years thereafter. Options

___________________________
/1/ This Report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

are granted based upon recommendations of management as to the grantees, number of options that should be granted and other terms. Options are granted to key employees, including the executive officers, based on current performance, anticipated future contribution based on that performance and ability to impact corporate and/or business results. During fiscal 1998, options to purchase 635,000 shares of common stock were granted to executive officers.

Employee Retirement Plan

     The Company maintains an employee retirement plan which provides for annual contributions to the Company's Stock Bonus Trust on behalf of the employees, including executives. At the discretion of the Compensation Committee, contributions not to exceed 15% of total payroll are made in the Company's Common Stock at market value. Individual employees gain a vested interest over a seven-year period of service.

Chief Executive Officer Compensation

     The Company's policy is to compensate its officers, including the Chief Executive Officer, with salary commensurate with the base compensation paid by competitive employers, supplemented by compensation in recognition of performance. In January 1997, Mr. James D. Evert was hired as President, Chief Executive Officer and a member of the Board of Directors. Mr. Evert's compensation package for fiscal 1998, included a base salary of $200,000, and options to purchase 200,000 shares of the Company's Common Stock at $1.5937 per share. Mr. Evert is also eligible to receive a supplemental package allowing for the possibility of bonuses up to 50% of salary based on financial, operational and strategic objectives for the Company. The Committee based this compensation package on an assessment of various factors related to the Company and specifically to Mr. Evert. For fiscal 1998, the Committee established targets with respect to revenue, results, cash flow and various specific product development and bookings objectives for the measurement of Mr. Evert's performance. In addition, a special objective was established to successfully consummate closure of the Company's Vermont plant. Upon review of his performance against these objectives, the Committee authorized payment of a bonus of $77,700 for fiscal 1998, or 39 percent of his base salary. As in previous years, in making its compensation decisions, the Committee also took into consideration executive compensation information from other companies in the industry, including industry surveys, publicly available information and reports from compensation consulting firms.

     Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1,000,000 of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1,000,000 may be deducted if it is "performance-based compensation" within the meaning of the Code. The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1,000,000. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.


                                Compensation Committee of the Board of Directors
                                             James Alexiou
                                             Marc Dumont
                                             General Frank Ragano

Stock Performance Graph

     The following graph compares the cumulative stockholder returns on the Company's Common Stock, Nasdaq and the Commercial Physical Research Group Index. The graph covers the five-year period from October 3, 1993 through September 27, 1998, the end of the Company's last completed fiscal year, and assumes a $100 investment was made on October 3,1993. Each of the three measures of cumulative total return assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future performance.


                          1993      1994      1995     1996     1997     1998
                          ----      ----      ----     ----     ----     ----
Irvine Sensors Corp      100.00    120.83    152.08    41.67    20.83    30.21
SIC Code Index           100.00     74.10    116.82   111.03   133.28   107.45
Nasdaq Market Index      100.00    105.82    128.48   150.00   203.88   211.88


Assumes $100 invested on October 3,1993 in Irvine Sensors Corporation Common Stock, Nasdaq index and Commercial Physical Research Group. Total return assumes reinvestment of dividends.

                           10/3/93  10/2/94  10/1/95  9/29/96  9/28/97  9/27/98
                           -------  -------  -------  -------  -------  -------
     Irvine Sensors Corp   $   100  $   121  $   152  $    42  $    21  $    30
     Nasdaq                $   100  $   106  $   128  $   150  $   204  $   212
     Peer Group(1)         $   100  $    74  $   117  $   111  $   133  $   107

     (1) The Peer Group Index is based on the Commercial Physical Research
         Group.

Certain Transactions

     In April 1980, the Company entered into an agreement with R & D Leasing Ltd., ("RDL"), a limited partnership in which the Company's Chairman of the Board and a Senior Vice President, are general partners with beneficial interests, to develop certain processes and technology related to chip stacking. The Company has exclusively licensed this technology from RDL. The Company's exclusive rights to the technology extent to all uses, both government and commercial. Since entering into the licensing agreement, the Company has accrued royalty obligations to RDL at the rate of 3.5% of all company sales of chip stacks using the licensed technology. In addition, RDL is entitled to receive an amount equal to 7% of all royalties earned by the company from sales of those products by the Company's sublicenses, although to date, no such sublicense royalty income has been earned.

     In October 1989, RDL agreed to defer its royalty claims and subordinate them with respect to all other creditors in exchange for options to purchase up to 1,000,000 shares of the Company's Common Stock, which are exercisable by applying the deferred royalties to the purchase. The 1,000,000 options are exercisable at $1.00 until October 1999. If RDL exercises its option in whole or in part, title to RDL's technology will transfer to the Company and all further royalty obligations would cease. If the option expires unexercised, the subordination provisions will terminate and the accrued royalties will be due and payable in the same manner as any other corporate obligation.

     As of September 27, 1998, the Company had accrued $826,200 in deferred royalties pursuant to this agreement. Due to the RDL subordination, royalties accrued, but none were paid by the company during the fiscal years 1998, 1997 and 1996.

     The Company has entered into an Assignment of Patent and Intellectual Rights (the "Assignment") with Floyd L. Eide ("Eide"), a Vice-President of the Company. As part of this employment agreement, Eide, has assigned to the Company all rights and interests to five U.S. Provisional Patent Applications owned by him. In consideration for this Assignment, Eide will receive a 1% royalty on the gross sales revenues of any products incorporating elements of the assigned technology for the lifetime of any patents resulting from the Provisional Patent Applications. This assignment was executed in February 1998.

     The Company entered into a sale and licensing of intellectual property rights related to the Electronic Film System(TM) ("EFS(TM)") to Advanced Technology Products, LLC ("ATPL"), a related party which funded early development of this technology in which the Company's Chief Technology Officer, Mr. John Carson, serves as Managing Member. In September 1998, the Company assigned the rights and royalty obligations of the ATPL license to Imagek, a majority-owned subsidiary of the Company. Concurrent with this assignment, ATPL reduced its royalty entitlements under the license in consideration for the issuance of 1,221,875 shares of Imagek's common stock. ATPL retains a royalty entitlement of 2% of the first $30 million of EFS sales, declining thereafter as a function of sales volume.


Relationships with Independent Accountants

     On October 1, 1998, the Company dismissed Pricewaterhousecoopers LLP as its independent accountants effective as of the Company's fiscal year ended September 27, 1998. The Company's Audit Committee participated in and approved the decision to change independent accountants.

     The reports of Pricewaterhousecoopers LLP on the financial statements for fiscal years 1996 and 1997 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for fiscal years 1996 and 1997 and through October 1, 1998 there were no disagreements with Pricewaterhousecoopers LLP on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Pricewaterhousecoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such fiscal years. During fiscal years 1996 and 1997 and through October 1, 1998, there was a single reportable event (as defined in Regulation S-K Item 304(a)(1)(v). In connection with the audit of the Company's financial statements for the fiscal year ended September 29, 1996, Pricewaterhousecoopers LLP reported to the Audit Committee of the Board of Directors that they noted a material weakness in the Company's procedures for valuing inventory at its Computer Products Operation located in Vermont. The Company subsequently closed this Operation. The Company requested that Pricewaterhousecoopers LLP furnish it with a letter addressed to the SEC stating its agreement with the above statements, which Pricewaterhousecoopers LLP provided, dated October 2, 1998, and which was filed as Exhibit 16 to the Company's Form 8-K, dated October 2, 1998, which was filed to disclose the change in independent accountants.

     On October 1, 1998, the Company selected Grant Thornton LLP to act as its independent accountants effective as of the Company's fiscal year ended September 27, 1998. During fiscal years 1996 and 1997 and through October 1, 1998, the Company had not consulted Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, or a written report provided to the Company or advice provided that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.


                                 OTHER MATTERS

     The Company currently knows of no other matters to be submitted at the Annual Meeting other than those described herein. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy card to vote the shares they represent in accordance with their respective best judgments.


                                         By Order of The Board of Directors

                                         /s/ Joanne S. Carson

                                         Joanne S. Carson
                                         Secretary


Costa Mesa, California
January 25, 1999


     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 27, 1998 is available without charge upon written request to Investor Relations, Irvine Sensors Corporation, 3001 Redhill Avenue, Building III, Costa Mesa, California 92626. The Company's Annual Report on Form 10-K, as well as certain other reports, proxy statements and other information regarding the Company, is available on the Securities and Exchange Commission's Web site (http://www.sec.gov).

                                                                       Exhibit A

                        1999 IRVINE SENSORS CORPORATION
                               STOCK OPTION PLAN


1.   Name, Effective Date and Purpose
     --------------------------------

     (a) This Plan document is intended to implement and govern the 1999 Stock Option Plan of Irvine Sensors Corporation, a Delaware corporation (the "Company"). The Plan provides for the granting of options that are either (i) intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or (ii) for the granting of options that are not intended to so qualify ("Nonstatutory Stock Options"). Unless specified otherwise, all the provisions of this Plan relate equally to both incentive and Nonstatutory Stock Options.

     (b) This Stock Option Plan is established effective as of February 26, 1999. The purpose of this Plan is to promote the growth and general prosperity of the Company and its Affiliated Companies by permitting the Company, through the grant of Incentive Stock Options and Nonstatutory Stock Options ("Options") to purchase shares of its common stock, $0.01 par value ("Common Stock"), to attract and retain the best available persons for positions of substantial responsibility and to provide certain key employees, directors, consultants and advisors with an additional incentive to contribute to the success of the Company and its Affiliated Companies. For purposes of this Plan, the term "Affiliated Companies" shall mean any component member of a controlled group of corporations, as defined under Section 1563 of the Code, in which the Company is also a component member.

2.   Administration
     --------------

     (a) The Plan shall be administered by the Board of Directors of the Company (the "Board").

     (b) The Board shall have sole authority, in its absolute discretion, to determine which of the eligible persons of the Company and its Affiliated Companies shall receive Options ("Optionees"), and, subject to the express provisions and restrictions of this Plan, shall have sole authority, in its absolute discretion, to determine the time when Options shall be granted, the terms and conditions of an Option other than those terms and conditions fixed under this Plan, the number of shares that may be issued upon exercise of an Option and the means of payment for such shares, and shall have authority to do everything necessary or appropriate to administer the Plan, including but not limited to (i) setting different terms and conditions for different Options and
(ii) interpreting the Plan. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees.

     (c) The Board shall have the authority to delegate some or all of the powers granted to it pursuant to this Section 2 to a committee (the "Committee") appointed by the Board. The Board may from time to time remove members from, or add members to, the Committee, and vacancies on the Committee shall be filled by the Board. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees, unless otherwise determined by the Board.


     (d) The following definitions shall apply to the Plan:

          (i) Restricted Stockholder. An individual who, at the time an Option is granted under the Plan, beneficially owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or Subsidiary Corporations, if any, with stock ownership to be determined in light of the attribution rules set forth in Section 425 (d) of the Internal Revenue Code.

          (ii) Parent Corporation. A corporation as defined in Section 425(e) of the Code.

          (iii) Subsidiary Corporation. A corporation as defined in Section 425(f) of the Code.

          (iv) Employment. Includes the formal employment relationships, as well as directorships and/or consulting or other advisory relationships with the Company or any of its Affiliated Companies; however, the term "employee," as used in Section 3 of the Plan refers to the formal employment relationship only.

3.   Eligibility
     -----------

     (a) The Board (or the Committee, if so authorized by the Board) may, in its discretion, grant one or more Incentive Stock Options under the Plan to any employee of the Company or its Affiliated Companies, including any employee who is a Director of the Company or of any of its Affiliated Companies presently existing or hereafter organized or acquired. Such Incentive Stock Options may be granted to one or more such employees without being granted to other eligible employees, as the Board (or Committee) may deem fit.

     (b) The Board (or the Committee, if so authorized by the Board), may, in its discretion, grant one or more Nonstatutory Stock Options under the Plan to any employee, including officers or directors of the Company or any Affiliated Company, any director of the Company or any Affiliated Company, or any consultants or advisors of the Company or any Affiliated Company presently existing or hereafter organized or acquired. Such Nonstatutory Stock Options may be granted to one or more such persons without being granted to other eligible persons, as the Board may deem fit.

4.   Stock to be Optioned
     --------------------

     The maximum aggregate number of shares that may be optioned and sold under the Plan is 1,000,000 shares of authorized Common Stock of the Company. This constitutes an absolute cumulative limitation on the total number of shares that may be optioned under the Plan. All shares to be optioned and sold under the Plan may be either authorized but unissued shares or shares held in the treasury. Shares of Common Stock that (a) are repurchased by the Company after issuance hereunder pursuant to the exercise of an Option or (b) are not purchased by the Optionee prior to the expiration of the applicable Option Period (as described hereinbelow) shall again become available to be covered by Options to be issued hereunder and shall not, as of the effective date of such repurchase or expiration, be counted as covered by an outstanding Option for purposes of the above-described maximum number of shares that may be optioned hereunder.

5.   Option Price
     ------------

     (a) The Option Price for Incentive Stock Option shares of Common Stock to be issued under the Plan shall be not less than 100% of the fair market value of such shares on the date on which the Option covering such shares is granted by the Board (or the Committee, if so authorized by the Board), except that if on the date on which such Incentive Stock Option is granted the Optionee is a Restricted Stockholder, then such Option Price shall be not less than 110% of the fair market value of the shares of Common Stock subject to the Option on the date such Option is granted by the Board (or the Committee, if so authorized). The fair market value of shares of Common Stock for all purposes of the Plan is to be determined by the Board (or the Committee, if so authorized by the Board) in its sole discretion, exercised in good faith.

     (b) The Option Price for Nonstatutory Stock Option shares of Common Stock to be issued under the Plan shall be determined by the Board (or the Committee, if so authorized by the Board) and shall not be less than 100% of the fair market value of such shares on the date on which the Option covering such shares is granted by the Board (or the Committee, if so authorized by the Board). The fair market value of shares of Common Stock for all purposes of the Plan is to be determined by the Board (or the Committee, if so authorized by the Board) in its sole discretion, exercised in good faith.

6.   Term of Plan
     ------------

     The Plan shall become effective upon February 26, 1999, and shall continue in effect until February 26, 2009, unless terminated earlier by action of the Board. No Option hereunder may be granted after February 26, 2009.

7.   Exercise of Option
     ------------------

     Subject to the restrictions, conditions and/or limitations set forth in this Plan document and/or any applicable Stock Option Agreement entered into hereunder, Options granted under this Plan shall be exercisable in accordance with the following rules:

     (a) Subject to the specific provisions of this Section 7, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Board shall provide in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the Board may, on such terms and conditions as it may determine to be appropriate and subject to the specific provisions of this Section 7, accelerate the time at which such Option or installment thereof may be exercised. For the purposes of this Plan, any accrued installment of an Option granted hereunder shall be referred to as an "Accrued Installment."

     (b) Subject to the provisions of Subsections 7(c), (d) or (e) concerning the expiration of Options under the circumstances specified therein, an Option may be exercised when Accrued Installments accrue as provided in the terms under which such Option was granted and at any time thereafter within a period of ten years from the Option Grant Date of Incentive Stock Options (five years for Restricted Stockholders), and within a period of ten years from the Option Grant Date of Nonstatutory Stock Options, subject, however, to the further restrictions contained in this Section 7. In no event shall any Option be exercised on or after the tenth anniversary (fifth anniversary as to Restricted Stockholders) of the date on which the Option is granted by the Board, or by the Committee, if so authorized (hereafter the "Option Grant Date") of such Incentive Stock Options, or on or after the tenth anniversary of the Option Grant Date of such Nonstatutory Stock Options regardless of the circumstances then existing (including but not limited to the death or termination of employment of the Optionee). The fifth anniversary of the Option Grant Date and the tenth anniversary of the Option Grant Date shall be hereafter designated the "Fifth Anniversary Date" and the "Tenth Anniversary Date," respectively.

     (c) Notwithstanding the foregoing provisions of this Section 7, in the event a formal agreement is executed by the Company and other concerned parties with respect to any of the following transactions (a "Corporate Transaction"), outstanding Options will become fully exercisable for all of the shares at the time subject to such Option unless the successor company or parent thereof, if any, assumes the Options or issues substitute options as part of the Corporate Transaction. Corporate Transactions include: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation or in which the stockholders do not retain at least a majority of the voting stock of the Company; (iii) the sale, exchange or other transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more Affiliated Companies); or (iv) a liquidation or dissolution of the Company. In the event of a Corporate Transaction, the immediately fully exercisable Options shall be exercisable until the earlier of (a) the applicable expiration date of the Option; or (b) the date of the Corporate Transaction. Notwithstanding the foregoing, in the event that any agreement pertaining to a Corporate Transaction shall be terminated without consummating the Corporate Transaction, any unexercised unaccrued installments that had become exercisable solely by reason of the provisions of this Subsection 7(c) shall again become unaccrued and unexercisable as of said termination of such agreement, subject, however, to such installments accruing pursuant to the normal accrual schedule provided in the terms under which such Option was granted. Any exercise of an installment prior to said termination of said agreement shall remain effective notwithstanding that such installment became exercisable solely by reason of the Company entering into said agreement to dispose of the stock or assets of the Company.

     (d) Subject to the provisions of Subsection 7(e) hereinbelow involving the death or disability of an Optionee while an employee, director, consultant or advisor of the Company or an Affiliated Company, as of the effective date of the termination of employment or directorship of an Optionee of the Company (or Affiliated Company) for any reason other than death or disability (the "Termination Date"), any unexercised Accrued Installments of the Option granted hereunder to such terminated Optionee shall expire and become unexercisable as of the earlier of (i) the applicable expiration date of the Option; or (ii) 30 days following said Termination Date; provided, however, that the Board may extend such 30-day period for a period of up to the applicable Fifth Anniversary Date with respect to non-statutory stock options. Any installments under said Option which have not accrued as of said Termination Date shall expire and become unexercisable as of said Termination Date. Any portion of an Option that expires hereunder shall remain unexercisable and be of no effect whatsoever after such expiration notwithstanding that such Optionee may be reemployed by, or again become a director of or consultant or advisor to the Company or an Affiliated Company.

     (e) Notwithstanding the foregoing provisions of this Section 7, in the event of the death of an Optionee while an employee, director, consultant or advisor of the Company (or an Affiliated Company), or in the event of the termination of employment by reason of the Optionee's permanent and total disability, the unexercised Accrued Installments of the Option granted hereunder to such Optionee shall expire and become unexercisable as of the earlier of (i) the applicable expiration date of the Option, or (ii) the date determined by the Board (or Committee) that is between six and 12 months from the date of the Optionee's death (if applicable), or (iii) the 12 months from the date of the termination of employment, directorship, consulting or advisory relationship by reason of disability (if applicable). Any such Accrued Installments of a deceased Optionee may be exercised prior to their expiration by (and only by) the person or persons to whom the Optionee's Option rights shall pass by will or by the laws of descent and distribution, if applicable, subject, however, to all terms and conditions of this Plan and the applicable Stock Option Agreement governing the exercise of Options granted hereunder. Any installments under a deceased Optionee's Option that have not accrued as of the date of his or her death shall expire and become unexercisable as of said date of death. Installments continue to accrue during the post-termination period of exercisability for Optionees who have suffered a permanent and total disability. For purpose of this Subsection 7(e), an Optionee shall be deemed employed by the Company (or Affiliated Company) during any period of leave or absence from active employment as authorized by the Company (or Affiliated Company).

     (f) An Option shall be deemed exercised when written notice of such exercise has been given to the Company at it principal business office by the person entitled to exercise the Option and full payment in cash or cash equivalents (or other acceptable forms of payment as provided in Section 10 of this Plan) for the shares with respect to which the Option is exercised has been received by the Company. Until the issuance of the stock certificates, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to optioned shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificate is issued except as provided in
Section 20.

     (g) An Option may be exercised in accordance with this Section 7 as to all or any portion of the shares covered by an Accrued Installment of the Option from time to time during the applicable option period, but shall not be exercisable with respect to fractions of a share.

     (h) As soon as practicable after any proper exercise of an Option in accordance with the provisions of this Plan, the Company shall, without transfer or issue tax to the Optionee, deliver to the Optionee at the main office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates representing the shares of Common Stock as to which the Option has been exercised. The time of issuance and delivery of the Common Stock may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national or regional securities exchange and any law or regulation applicable to the issuance and delivery of such shares.

     (i) During the lifetime of an Optionee, an Option may be exercised only by the Optionee.

8.   Authorization to Issue Options and Stockholder Approval
     -------------------------------------------------------

     Options granted under the Plan shall be conditioned upon the Company obtaining any required permits from appropriate governmental agencies, free of any conditions not acceptable to the Board, authorizing the Company to issue such Options, provided, however, such condition shall lapse as of the effective date of issuance of such permit(s) in a form to which the Company does not object within 60 days. The grant of Options under the Plan also is conditioned on approval of the Plan by the vote or written consent of the holders of a majority of the outstanding shares of the Company's Common Stock; and no Option granted hereunder shall be effective or exercisable unless and until the Plan has been so approved.

9.   Limit on Value of Optioned Shares
     ---------------------------------

     With respect to Incentive Stock Options granted, the aggregate fair market value, as determined at the time the Option is granted, of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any single Optionee during any calendar year under this Plan and any other plans of the Company or an Parent or Subsidiary, may not exceed $100,000.

10.  Payment of Exercise Price
     -------------------------

     Options may be exercised by payment of the option price (i) in cash or cash equivalent; (ii) by tender to the Company of shares of the Company's Common Stock owned by the Optionee having a value, as determined by the Board not less than the exercise price, and which either have been owned by the Optionee for more than six months or which were not acquired, directly or indirectly, from the Company; (iii) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon exercise of the option ("Same Day Sale"), (iv) in the case of employees of the Company or any Affiliated Company, by the Optionee's recourse promissory note, (v) by the withholding of shares being acquired upon exercise of the Option having a value, as determined by the Board, not less than the exercise price; or (vi) by such other consideration and method of payment as the Board, in its sole discretion, may allow. The Board (or Committee, if so authorized) may restrict the forms of payment permitted in connection with any Option grant. Any permitted promissory note shall be due and payable not more than five years after the Option is granted, and interest shall be payable at least annually and be at least equal to the minimum interest rate necessary to avoid imputed interest under the Code. The Board has the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of stock acquired on exercise of the Option and/or with other collateral acceptable to the Company. Optionees may elect to have shares withheld upon exercise to satisfy tax withholding obligations.

11.  Stock Option Agreement
     ----------------------

     The terms and conditions of Options granted under the Plan shall be evidenced by a Stock Option Agreement (hereinafter referred to as the "Agreement") executed by the Company and the person to whom the Option is granted. Each Agreement shall contain the following provisions approved by the Board (or the Committee):

     (a) A provision fixing the number of shares which may be issued upon exercise of the Option:

     (b) A provision establishing the Option price per share:

     (c) A provision establishing the times and the installments in which Options may be exercised;

     (d) A provision incorporating therein this Plan by reference;

     (e) A provision clarifying which Options are intended to be Incentive Stock Options and which are intended to be Nonstatutory Stock Options;

     (f) A provision fixing the maximum duration of an Option as not more than ten years from the Option Grant Date, except in the case of Options granted to Restricted Stockholders, in which instance such maximum duration shall not exceed five years;

     (g) Such representations and warranties by the Optionee as may be required by Section 21 of this Plan or as may be required by the Board (or the Committee) in its discretion;

     (h) Any other restrictions (in addition to those established under this Plan) as may be established by the Board (or the Committee) with respect to the exercise of the Option, the transfer of the Option, and/or the transfer of the shares purchased by exercise of the Option, provided that such restrictions are not in conflict with this Plan; and

     (i) Such other terms and conditions not inconsistent with this Plan as may be established by the Board (or the Committee).

12.  Taxes, Fees and Expenses
     ------------------------

     The Company shall pay all original issue and transfer taxes (but not income taxed, if any) with respect to the grant of Options and/or the issue and transfer of shares pursuant to the exercise of such Options, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

13.  Withholding of Taxes
     --------------------

     The grant of Options hereunder and the issuance of Common Stock pursuant to the exercise of such Options is conditioned upon the Company's reservation of the right to withhold, in accordance with any applicable law, from any compensation payable to the Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of any such Option.

14.  Amendment or Termination of the Plan
     ------------------------------------

     (a) The Board may amend this Plan from time to time in such respects as the Board may deem advisable, provided, however, that no such amendment shall operate to (i) change the class of persons eligible to receive Options under the Plan; (ii) affect adversely an Optionee's rights under this Plan with respect to any Option granted hereunder prior to the adoption of such amendment, except as may be necessary, in the judgment of counsel to the Company, to comply with any applicable law; or (iii) increase the maximum aggregate number of shares which may be optioned and sold under the Plan, unless such increase is approved by the stockholders of the Company in accordance with Delaware law.

     (b) The Board may at any time terminate this Plan. Any such termination of the Plan shall not, without the written consent of the Optionee, alter the terms of Options already granted, and such Options shall remain in full force and effect as if this Plan had not been terminated.

15.  Options Not Transferable
     ------------------------

     Options granted under this Plan may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, either voluntarily or involuntarily by operation of law, otherwise than by will or the laws of descent or distribution, and may be exercised during the lifetime of an Optionee only by such Optionee.

16.  No restrictions on Transfer of Stock
     ------------------------------------

     Common Stock issued pursuant to the exercise of an Option granted under this Plan (hereinafter "Optionee Stock"), or any interest in such Optioned Stock, may be sold, assigned, gifted, pledged, hypothecated, encumbered or otherwise transferred or alienated in any manner by the holder(s) thereof, subject, however, to any representations or warranties requested under Section 21 of this Plan and also subject to any restrictions imposed pursuant to Section 11(h) of this Plan and to compliance with any applicable federal, state or other local law, regulation or rule governing the sale or transfer of stock or securities.

17.  Reservation of Shares of Common Stock
     -------------------------------------

     The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

18.  Restrictions on Issuance of Shares
     ----------------------------------

     The Company, during the term of this Plan, will use its best efforts to seek to obtain from the appropriate regulatory agencies any requisite authorization in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction thereof the authorization deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder to the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of such stock will meet applicable legal requirements shall relieve the Company of any liability in respect of the non-issuance or sale of such stock as to which such authorization or confirmation have not been obtained.

19.  Notices
     -------

     Any notice to be given to the Company pursuant to the provisions of this Plan shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to an Optionee to whom an Option is granted hereunder shall be addressed to him or her at the address given beneath such Optionee's signature on the Stock Option Agreement, or at such other address as such Optionee or his transferee (upon the transfer of Optionee Stock) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. It shall be the obligation of each Optionee and each transferee holding Optionee Stock to provide the Secretary of the Company, by letter mailed as provided hereinabove, with written notice of his or her correct mailing address.

20.  Adjustments Upon Changes in Capitalization
     ------------------------------------------

     If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon proper authorization of the Board, an appropriate and proportionate adjustment shall be made in the number and kind of shares which may be issued upon exercise of Options granted under the Plan; provided, however, that no such adjustment need be made if, upon the advice of counsel, the Board determines that such adjustment may result in the receipt of federally taxable income to holders of Options granted hereunder or the holders of Common Stock or other classes of the Company's securities.

21.  Representations and Warranties
     ------------------------------

     As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including but not limited to a representation and warranty that the shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable law, regulation or rule of any governmental agency.

22.  No Enlargement of Employee Rights
     ---------------------------------

     This Plan is purely voluntary on the part of the Company, and while the Company hopes to continue it indefinitely, the continuance of the Plan shall not be deemed to constitute a contract between the Company and any employee, or to be consideration for or a condition of the employment of any employee. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in his employ of the Company or its Affiliated Companies, or to interfere with the right of the Company or an Affiliated Company to discharge or retire any employee thereof at any time. No employee shall have any right to or interest in options authorized hereunder prior to the grant of such an Option to such employee, and upon such grant such employee shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Certificate of Incorporation, as the same may be amended from time to time.

23.  Legends on Stock Certificates
     -----------------------------

     Unless an appropriate registration statement is filed pursuant to the Securities Act , with respect to the shares of Common Stock issuable under this Plan, each certificate representing such Common Stock shall be endorsed on its face with the following legend or its equivalent:

     "Neither the Option pursuant to which the shares represented by this certificate are issued nor said shares have been registered under the Securities Act of 1933, as amended (the "Act"). Transfer or sale of such securities or any interest therein is unlawful except after registration, or pursuant to an exemption from the registration requirements thereunder."

24.  Specific Performance
     --------------------

     The Options granted hereunder and the Optionee Stock issued pursuant to the exercise of such an Option cannot be readily purchased or sold in the open market, and, for that reason among others, the Company and its stockholders will be irreparably damaged in the event that this Plan is not specifically enforced. Should any dispute arise concerning the sale or other disposition of an Option and/or Optionee Stock, an injunction may be issued restraining such sale or other disposition of such Option and/or Optionee Stock pending the determination of such controversy. In the event of any controversy concerning the right or obligation to purchase or sell any such Option or Optionee Stock, such right or obligation shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

25.  Invalid Provisions
     ------------------

     In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

26.  Applicable Law
     --------------

     This Plan shall be governed by and construed in accordance with the laws of the State of California.

27.  Successors and Assigns
     ----------------------

     This Plan shall be binding on and inure to the benefit of the Company and the employees, directors, consultants, advisers and/or independent contractors to whom an Option is granted hereunder, and such Optionees' heirs, executors, administrators, legatees, personal representatives, assignees and transferees.

  THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. ADDITIONALLY, THE COMPANY IS GRANTED DISCRETIONARY AUTHORITY TO CUMULATE VOTES.

1. Election of Directors: James Alexiou, Marc Dumont, John C. Carson, James D. Evert, Joanne S. Carson, Frank P. Ragano, Walter Garrigan, Vincent F. Sollitto, Jr.
                               FOR          WITHHELD FOR ALL
                               [_]               [_]

WITHHELD FOR: (Write that nominee's name in the space provided below).

_______________________________________________________________________________


2. To approve the Adoption of the Company's 1999 Stock Option Plan.
                               FOR          AGAINST         ABSTAIN
                               [_]            [_]             [_]

3. To ratify the appointment of Grant Thornton LLP as the Company's independent accountants.
                               FOR          AGAINST         ABSTAIN
                               [_]            [_]             [_]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
                               FOR          AGAINST         ABSTAIN
                               [_]            [_]             [_]

ANY ONE OF SUCH ATTORNEYS-IN-FACT OR SUBSTITUTES AS SHALL BE PRESENT AND SHALL ACT AT SAID MEETING OR ANY ADJOURNMENT(S) THEREOF SHALL HAVE AND MAY EXERCISE ALL POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER.


                           I PLAN TO ATTEND MEETING     [_]

                            COMMENTS/ADDRESS CHANGE
                       PLEASE MARK THIS BOX IF YOU HAVE
                      WRITTEN COMMENTS/ADDRESS CHANGE ON
                               THE REVERSE SIDE         [_]


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



SIGNATURE(S)___________________________________________      DATED______________

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                             FOLD AND DETACH HERE

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          IRVINE SENSORS CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS-FEBRUARY 26, 1999

     The undersigned stockholder of Irvine Sensors Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated January 25, 1999 and Annual Report to Stockholders for the fiscal year ended September 27, 1998, and hereby appoints James Alexiou and John C. Carson, and each of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Irvine Sensors Corporation (the "Company") to be held on February 26, 1999 at 2:00 p.m., California time, at The Center Club, 650 Town Center Drive, Costa Mesa, California, and at any adjournment or adjournments thereof, and to vote all shares of Common and Preferred Stock to which the undersigned would be entitled, if then and there personally present, on the matters set forth:


-------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE



                                      (Continued and to be signed on other side)



                           + FOLD AND DETACH HERE +